AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 2002
                                                      REGISTRATION NO. 333-68806


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          M-GAB DEVELOPMENT CORPORATION
                 (Name of small business issuer in its charter)

                                     FLORIDA
              (State or jurisdiction of incorporation or organization)

                  4724                                  33-0961490
     (Primary Standard Industrial                        (I.R.S.
      Classification Code Number)              Employer Identification No.)

          1059 E. SKYLER DRIVE
           DRAPER, UTAH  84020                        (801) 361-7644
 (Address of principal executive offices            (Telephone number)
and intended principal place of business)


                             Carl M. Berg, President
                              1059 E. Skyler Drive
                               Draper, Utah  84020
                                 (801) 361-7644
                          (Name, address, and telephone
                          number of agent for service)

                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 230
                    Rancho Santa Margarita, California  92688
                                 (949) 635-1240

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
check  the  following  box.  [   ]


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

     The purpose of this Post-Effective Amendment No. 3 to the registration statement on Form SB-2, as amended (Registration Statement No. 333-68806), which registered 2,000,000 shares of the Company's common stock to be sold on a best-efforts, self-underwritten basis, is to deregister 1,990,000 unsold shares of the 2,000,000 shares registered for issuance pursuant to the registration statement. The offering terminated on October 30, 2002. M-GAB hereby removes from registration the 1,990,000 registered but unsold shares of M-GAB's common stock under the registration statement.

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

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on November 5, 2002.


                                   M-GAB Development Corporation,
                                   a Florida corporation

                                   /s/  Carl M. Berg
                                   ________________________________
                                   By:  Carl M. Berg
                                   Its:  President

     In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to this registration statement has been signed by the following persons in the capacities and on the dates stated.



/s/ Carl M. Berg
__________________________                    November 5, 2002
By:   Carl  M.  Berg
Its:  President, Secretary, Treasurer,
      principal financial officer,
      principal accounting officer, and
      Sole Director


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